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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

A123 Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2011

Dear Fellow Stockholders:

        We are pleased to invite you to our 2011 Annual Meeting of Stockholders, or Annual Meeting, which will take place on Wednesday, May 25, 2011 at 9:00 a.m., Eastern Time, at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts 02451. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

        On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting, and the proxy statement, which describes the items of business listed in the notice and provides other information you may find useful in deciding how to vote.

        For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and our Annual Report to Stockholders for the year ended December 31, 2010, or 2010 Annual Report, which contains, among other things, our audited consolidated financial statements, and vote using the Internet. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can request and receive, free of charge, a printed copy of our proxy materials, including our 2010 Annual Report, notice of our 2011 Annual Meeting, our proxy statement and a proxy card. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials, including our 2010 Annual Report, by mail. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

        If you are a stockholder of record, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote on the matters to be considered at the meeting if you do not plan to attend in person. If you have received a printed copy of our proxy materials, to vote, simply complete, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in "street name"—that is, held for your account by a bank, brokerage firm or other intermediary—you should obtain instructions from the bank, brokerage firm or other intermediary that you must follow for your shares to be voted.

        The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will promptly cast your vote.

        Thank you for your ongoing support and continued interest in A123 Systems.

Sincerely,

David P. Vieau
 President and Chief Executive Officer

A123 SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 25, 2011

        Notice is hereby given that the 2011 Annual Meeting of Stockholders will be held at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts 02451, on Wednesday, May 25, 2011, at 9:00 a.m., Eastern Time, for the following purposes:

          1.     To elect the three nominees identified in the attached proxy statement as members of our board of directors to serve as class II directors for a term of three years;

          2.     To hold a non-binding, advisory vote to approve the compensation of our named executive officers;

          3.     To hold a non-binding, advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers;

          4.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

          5.     To transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        Stockholders of record at the close of business on Thursday, March 31, 2011 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of such meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. This Notice of Annual Meeting, our 2010 Annual Report and our proxy statement and form of proxy are first being made available to stockholders on or about April 13, 2011.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials and wish to vote by mail, by promptly completing, dating and signing the enclosed proxy card and returning it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid. You may revoke your proxy if you decide to attend the Annual Meeting and wish to vote your shares in person.

By Order of the Board of Directors,

John Granara
 Secretary

April 13, 2011

A123 SYSTEMS, INC.
200 West Street
Waltham, Massachusetts 02451

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 25, 2011

        A123 Systems, Inc., a Delaware corporation, which is referred to as "we," "us," "the company" or "A123" in this proxy statement, is sending you this proxy statement and proxy card in connection with the solicitation of proxies by our board of directors for use at our 2011 Annual Meeting of Stockholders, or Annual Meeting, which will be held on Wednesday, May 25, 2011 at 9:00 a.m., Eastern Time, at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts 02451. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting. You may obtain directions to the location of the Annual Meeting by viewing them on our website, ir.a123systems.com, or by contacting the Investor Relations Department at the address and telephone number listed below.

        This Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2010 are first being made available to our stockholders on or about April 13, 2011.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be Held on May 25, 2011:

        This proxy statement and the annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com.

        Our Annual Report on Form 10-K for the year ended December 31, 2010 is available on the "Investor Relations" section of our website at www.a123systems.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K, without charge, please contact:

    A123 Systems, Inc.
    200 West Street
    Waltham, Massachusetts 02451
    Attention: Investor Relations Department
    (617) 972-3450
    ir@a123systems.com

        If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

        Certain documents referenced in this proxy statement are available on our website at www.a123systems.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At the 2011 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

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  The election of the three nominees identified in this proxy statement as members of our board of directors to serve as class II directors for a term of three years;

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  A non-binding, advisory vote to approve the compensation of our named executive officers;

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  A non-binding, advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers;

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  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

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  The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Who is entitled to vote?

        To be able to vote on the above matters, you must have been a stockholder of record at the close of business on March 31, 2011, the record date for the Annual Meeting. The aggregate number of shares entitled to vote at this meeting is 105,755,929 shares of our common stock, which is the number of shares that were issued and outstanding as of the record date.

How many votes do I have?

        Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the Annual Meeting.

Is my vote important?

        Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

How may I vote?

        Stockholder of record:    Shares registered in your name. If you are a stockholder of record, which means that your shares are registered in your own name, not in "street name" by a bank, brokerage firm or other intermediary, then you can vote in one of the following four ways:

  •
  You may vote via the Internet or by phone.    To vote via the Internet or by phone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 24, 2011.

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  You may vote by mail.    If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to Broadridge in the enclosed postage-paid envelope so that it is received prior to the Annual Meeting. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of proposals 1, 2 and 4 and in favor of "EVERY ONE YEAR" for proposal 3. Broadridge must receive your proxy card no later than May 24, 2011, the day before the Annual Meeting, for your proxy and your vote to be counted.

  •
  You may vote in person.    If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting.

        Beneficial owner (shares held in "street name"):    If the shares you own are held in "street name" by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, brokerage firm or other intermediary.

        Brokers are subject to New York Stock Exchange, or NYSE, rules. NYSE rules direct that, if you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker will be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items and your shares will be treated as "broker non-votes". "Broker non-votes" are shares that are held in "street name" by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        Under the NYSE rules, which affect us because they apply to brokers who hold shares of our common stock, the proposal to elect the three nominees to serve as class II directors, the non-binding, advisory vote to approve the execution compensation of our named executive officers and the non-binding, advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers are non-discretionary items, which means that if you do not give instructions to your broker, your broker will not be able to vote your shares in its discretion on this proposal and your shares will be treated as "broker non-votes". We urge you to provide voting instructions to your broker so that your votes may be counted.

        The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011 is a discretionary item under NYSE rules. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to this proposal if you do not provide voting instructions.

        If you wish to attend the Annual Meeting to personally vote your shares held in "street name," you will need to obtain a proxy card from the holder of record (i.e., your bank, brokerage firm or other intermediary).

May I change my vote after I have mailed my proxy card?

        Yes. If you are a stockholder of record, you may change your vote and revoke your earlier proxy at any time before it is exercised by taking one of the following actions:

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  signing and returning another proxy card with a later date;

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  giving our corporate secretary a written notice that you want to revoke your proxy; or

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  attending the meeting, notifying our corporate secretary that you are present and then voting in person.

Your attendance at the meeting alone will not revoke your proxy.

        If you own shares in "street name," your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

        In order for business to be conducted at the Annual Meeting, our bylaws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting, that is, at least 52,877,965 shares.

        Shares of our common stock present in person or represented by proxy (including shares that reflect abstentions, "broker non-votes" and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

        If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

        Election of directors (Proposal 1):    The three director nominees identified in this proxy statement receiving a plurality, or the highest number, of votes cast at the Annual Meeting, regardless of whether that number represents a majority of the votes cast, will be elected. Neither abstentions nor broker non-votes will be counted in determining which nominees have received a plurality of votes cast since neither represent votes cast for or against a candidate.

        Non-binding, advisory vote to approve the compensation of our named executive officers (Proposal 2):    The affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present or represented at the Annual Meeting and voting affirmatively or negatively on this proposal is needed to approve the compensation of our named executive officers, as set forth in this proxy statement. Neither abstentions nor broker non-votes will have an effect on the outcome of this proposal because approval of this proposal is based solely on the number of votes cast affirmatively or negatively. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the compensation committee of the board of directors and the board of directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

        Non-binding, advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers (Proposal 3):    The option (every one year, two years or three years) that receives the affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present or represented at the Annual Meeting and voting affirmatively or negatively on this proposal will be the frequency recommended by stockholders for future advisory votes on the compensation of our named executive officers, unless none of the frequency options receives a majority vote, in which case the option that receives the highest number of votes will be considered to be the frequency recommended by stockholders. Neither abstentions non broker non-votes will have an effect on the outcome of this proposal because approval of this proposal is based solely on the number of votes cast affirmatively or negatively. Although the outcome of this vote is non-binding, the compensation committee of the board of directors and the board of directors will review and consider the outcome of this vote when making future decisions about the frequency of the advisory vote on the compensation of our named executive officers.

        Ratification of the appointment of Deloitte & Touche LLP (Proposal 4):    The affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal is needed to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Neither abstentions nor broker non-votes will have an effect on the outcome of this proposal because approval of this proposal is based solely on the number of votes cast affirmatively or negatively.

How will votes be counted?

        Each share of common stock voted at the Annual Meeting will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the shares constitute "broker non-votes."

Who will count the votes?

        Broadridge will count, tabulate and certify the votes. A representative of Broadridge will serve as the inspector of elections at the Annual Meeting.

How does the board of directors recommend that I vote on the proposals?

        Our board of directors recommends that you vote:

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  FOR Proposal 1—to elect the three nominees identified in this proxy statement as class II director nominees;

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  FOR Proposal 2—to approve the compensation of our named executive officers;

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  On Proposal 3, for future non-binding, advisory votes to approve the compensation of our named executive officers to occur EVERY ONE YEAR; and

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  FOR Proposal 4—to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

        We are not aware of any other business to be conducted or matters to be voted on at the Annual Meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal with respect to the shares they have authority to vote.

Where can I find the voting results?

        We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting.

May I recommend a candidate for A123's board of directors?

        Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by sending a written notice to our corporate secretary at the address under "How and when may I submit a stockholder proposal for the 2012 annual meeting?" below. Our bylaws specify the information that must be included in any such notice, including the stockholder's name, address and number of shares of A123 stock held, as well as the candidate's name, age, address, principal occupation and number of shares of A123 stock. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2012 annual meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under "How and when may I submit a stockholder proposal for the 2012 annual meeting?" You can find more detailed information on our process for selecting board members and our criteria for board nominees in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Director Nomination Process" below and in the Corporate Governance Guidelines posted on the "Investor Relations" section of our website, www.a123systems.com.

        Alternatively, our bylaws provide that stockholders may nominate director candidates for consideration at the 2012 annual meeting directly without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in "How and when may I submit a stockholder proposal for the 2012 annual meeting?" immediately below.

How and when may I submit a stockholder proposal for the 2012 annual meeting?

        If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2012 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 17, 2011.

        If you wish to present a proposal or a proposed director candidate at the 2012 annual meeting, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to our corporate secretary at the address noted below. We must receive this required notice by February 25, 2012, but no sooner than January 26, 2012. However, if the 2012 annual meeting is held before May 5, 2012 or after July 24, 2012, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2012 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2012 annual meeting and (2) the 10th day following the date on which notice of the date of the 2012 annual meeting was mailed or public disclosure was made, whichever occurs first.

        Any proposals, notices or information about proposed director candidates should be sent to:

    A123 Systems, Inc.
    200 West Street
    Waltham, Massachusetts 02451
    Attention: Corporate Secretary

Who bears the costs of soliciting these proxies?

        We will bear the costs of soliciting proxies. We are soliciting proxies for the Annual Meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

  •
  Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews.

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  We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Whom should I contact if I have any questions?

        If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at the address, telephone number or email address identified on page 1 of this proxy statement.

What is "householding" and how may I receive a separate copy of the proxy statement or annual report?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations Department at the address, telephone number or email address identified on page 1 of this proxy statement. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS

Our Board of Directors

        In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three year terms. As a result, only one class of our board of directors is elected each year. The members of the classes are divided as follows:

  •
  the class II directors are Gururaj Deshpande, Paul E. Jacobs and Mark M. Little, and their term expires at the conclusion of this Annual Meeting;

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  the class III directors are Arthur L. Goldstein, Gary E. Haroian and David P. Vieau, and their term expires at the conclusion of the annual meeting of stockholders to be held in 2012; and

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  the class I directors are Jeffrey P. McCarthy and Gilbert N. Riley, Jr., and their term expires at the conclusion of the annual meeting of stockholders to be held in 2013.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

        Below is information about each member of our board of directors, including nominees for election as class II directors. This information includes each director's age as of March 31, 2011 and length of service as a director of A123, his principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he has served as a director for at least the past five years.

        In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service.

        There are no family relationships among any of our directors, nominees for director and executive officers.

Directors Nominees for Terms Expiring in 2014 (Class II Directors)

        Gururaj Deshpande, age 60, has served as a director since December 2001. Since February 1998, Dr. Deshpande has served as Chairman of the board of directors of Sycamore Networks, Inc., a telecommunications equipment manufacturer. From 2000 to 2010, Dr. Deshpande also served as a director of Airvana, Inc., or Airvana, a provider of network infrastructure products. Dr. Deshpande co-founded Cascade Communications Corp., a provider of wide area network switches, and has been a member of the board of directors of Cascade since its inception and was Chairman of the board of directors of Cascade from 1996 to 1997. Dr. Deshpande holds a B.S. in Electrical Engineering from the Indian Institute of Technology, an M.E. in Electrical Engineering from the University of New Brunswick and a Ph.D. in Data Communications from Queens University. We believe that Dr. Deshpande's qualifications to sit on our board of directors include his vast experience as an entrepreneur, in the various executive management positions he has held and on the boards of directors of other public companies.

        Paul E. Jacobs, age 48, has served as a director since November 2002. Since February 2000, Dr. Jacobs has held a number of executive positions with QUALCOMM Incorporated, or Qualcomm, including Group President of the Qualcomm Wireless & Internet Group, Executive Vice President and Chief Executive Officer. Dr. Jacobs has also served as a director of Qualcomm since June 2005, and as Chairman of the Board of Directors of Qualcomm since March 2009. Dr. Jacobs holds a B.S. in Electrical Engineering and Computer Science, an M.S. in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley. We believe Dr. Jacobs' qualifications to sit on our board of directors include his experience as director and Chairman of a mobile communication company and his expertise in strategic leadership.

        Mark M. Little, age 58, has served as a director since April 2009. Since October 2005, Dr. Little has served as Senior Vice President and Director of GE Global Research, a division of General Electric Company, a diversified technology, media and financial services company. From February 1997 to October 2005, Dr. Little served as Vice President of the power-generation segment of GE Energy, another division of General Electric. Dr. Little holds a B.S. in Mechanical Engineering from Tufts University, an M.S. in Mechanical Engineering from Northeastern University and a Ph.D. from in Mechanical Engineering from Rensselaer Polytechnic Institute. We believe Dr. Little's qualifications to sit on our board of directors include his management experience in the industrial research and technology industries.

Directors Whose Terms Expire in 2012 (Class III Directors)

        Arthur L. Goldstein, age 75, has served as a director since February 2008. Mr. Goldstein has served as a trustee, director and/or advisor for various for-profit and non-profit organizations. From May 1991 to May 2004, Mr. Goldstein served as the Chairman of the board of directors of Ionics, Inc., or Ionics, a water treatment and purification company. From May 1971 to June 2003, Mr. Goldstein served as the President and Chief Executive Officer of Ionics. Mr. Goldstein also serves as a director of Cabot Corporation, a chemical manufacturer. From 1995 to 2008, Mr. Goldstein served as a member of the Board of Directors of State Street Corporation, a financial services company, and is a member of the National Academy of Engineering. Mr. Goldstein holds a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute, an M.S. in Chemical Engineering from the University of Delaware and an M.B.A. from Harvard Business School. We believe that Mr. Goldstein's qualifications to sit on our board of directors include his years of executive experience in the chemical manufacturing and solutions industries and his service on the boards of directors of other public companies.

        Gary E. Haroian, age 59, has served as a director since July 2006. Since December 2002, Mr. Haroian has provided consulting and advisory services to various technology companies. Mr. Haroian also serves as a director of Aspen Technology Inc., a provider of software and services to the process industries, Network Engines, Inc., a provider of server appliance software solutions, and Phase Forward Incorporated, a provider of data collection and management solutions for clinical trials and drug safety and Unica Corp, a provider of enterprise marketing management software. Until 2007, Mr. Haroian also served as a director of Authorize.net, a transaction and payment processing company, and Embarcadero, a provider of data lifecycle management software. Mr. Haroian holds a B.S. in Economics and Accounting from the University of Massachusetts, Amherst. We believe that Mr. Haroian's qualifications to sit on our board of directors include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.

        David P. Vieau, age 60, has served as our President and Chief Executive Officer and as a director since March 2002. Mr. Vieau served as a director of Avocent Corporation, an information technology infrastructure management company, from 2001 to December 2009. Mr. Vieau holds a B.S. in Mechanical Engineering from Syracuse University. We believe that Mr. Vieau's qualifications to sit on our board of directors include his 30 years of experience managing high technology and component businesses, including his nine years as our Chief Executive Officer.

Director Whose Terms Expire in 2013 (Class I Directors)

        Gilbert N. Riley, Jr., age 48, co-founded A123 and has served as our Chief Technology Officer and Vice President of Research and as a director since October 2001. Dr. Riley holds a B.A. in Physics and Geology from Middlebury College and an M.S. and a Ph.D. in Materials Science and Engineering from Cornell University. We believe that Dr. Riley's qualifications to sit on our board of directors include his experience in technology development and commercialization, including his nine years as our Chief Technology and Vice President of Research.

        Jeffrey P. McCarthy, age 56, has served as a director since December 2001. Since December 1998, Mr. McCarthy has served as a general partner of North Bridge Venture Partners, a venture capital firm. Mr. McCarthy holds a B.S. in Business Administration from Northeastern University and an M.B.A. from Bentley College. We believe Mr. McCarthy qualifications to sit on our board of directors include his business development experience as a partner for a venture capital firm.

Director Independence

        Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company's board of directors. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        In March 2011, our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. McCarthy, Goldstein and Haroian, and Drs. Deshpande, Jacobs and Little, representing six of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Nasdaq Marketplace Rule 5605(a)(2). Our board of directors also determined that Messrs. Goldstein, Haroian and McCarthy, who comprise our audit committee, Messrs. Haroian and McCarthy and Dr. Deshpande, who comprise our compensation committee, and Messrs. Goldstein and Little and Drs. Deshpande and Jacobs, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Risk Oversight

        Our board has separated the positions of chairman of the board and chief executive officer. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board's oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.

        While our board is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our audit committee focuses on financial risk, including internal controls. Our corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. Finally, our compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Committees of our Board of Directors

        Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. Current copies of each committee's charter are posted on the "Investor Relations" section of our website, www.a123systems.com. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Marketplace Rules and SEC rules and regulations.

Audit Committee

        The members of our audit committee are Messrs. Goldstein, Haroian and McCarthy. Mr. Haroian chairs the audit committee. Our board of directors has determined that each audit committee member satisfies the requirements for financial literacy under the current requirements of the Nasdaq Marketplace Rules. Mr. Haroian is an "audit committee financial expert," as defined by SEC rules and satisfies the financial sophistication requirements of The NASDAQ Stock Market. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  discussing our risk management policies;

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  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting related complaints and concerns;

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  meeting independently with our independent registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the audit committee report required by SEC rules, which is included below under "AUDIT-RELATED MATTERS—Audit Committee Report."

        Our audit committee met seven times and did not act by written consent during 2010.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. For more information regarding our audit committee, see "AUDIT-RELATED MATTERS" below.

Compensation Committee

        The members of our compensation committee are Messrs. Haroian and McCarthy and Dr. Deshpande. Mr. McCarthy chairs the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee's responsibilities include:

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  annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

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  determining our chief executive officer's compensation;

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  reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

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  overseeing an evaluation of our senior executives;

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  reviewing and making recommendations to our board of directors with respect to director compensation;

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  overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity incentive plans;

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  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules; and

  •
  preparing the compensation committee report required by SEC rules, which is included below under "EXECUTIVE COMPENSATION—Compensation Committee Report."

        Our compensation committee met six times and did not act by written consent during 2010.

Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Drs. Deshpande and Jacobs and Messrs. Goldstein and Little. Mr. Goldstein chairs the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

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  recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

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  reviewing and making recommendations to our board of directors with respect to management succession planning;

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  developing and recommending corporate governance principles to our board of directors; and

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  overseeing an annual evaluation of our board of directors.

        Our nominating and corporate governance committee met three times and acted by written consent one time during 2010.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "—Director Nomination Process."

Board Meetings and Attendance

        Our board met five times and did not act by written consent during the year ended December 31, 2010. During 2010, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting

        Our corporate governance guidelines provide that directors are responsible for attending the Annual Meeting. Of our directors, one attended the 2010 Annual Meeting of Stockholders.

Director Compensation

        Directors who are employees of the company do not receive any compensation in connection with their service as directors. Prior to our becoming a publicly traded company, we did not pay cash compensation to any director for his service as a director. However, we have historically reimbursed our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings. Since becoming a publicly traded company, we have arrangements for the compensation of directors who are not employed by us or any of our subsidiaries. In structuring compensation arrangements for non-employee directors, the compensation committee concluded that, in order for us to attract and retain high-quality directors, it was essential that we offer compensation packages competitive with those of companies of similar size, in similar industries or markets and at the same stage of maturity as our company.

        The following summarizes the terms of the compensatory arrangements with non-employee directors for services rendered during 2010. Each non-employee director is entitled to the following for his services on our board of directors and its committees:

Annual retainer fees for service on the board of directors (for participation in up to five meetings per year):
Lead director	$35,000
Other members of the board	$25,000
Additional annual retainer fees for board of director committee service:
Chair of audit committee	$10,000
Other members of audit committee (for participating in up to six meetings per year)	$5,000
Chair of compensation committee	$9,000
Other members of compensation committee (for participating in up to four meetings per year)	$5,000
Chair of nominating and corporate governance committee	$7,500
Other members of nominating and corporate governance committee (for participating in up to four meetings per year)	$2,500

        A director who participates in a board of director or committee meeting in addition to the number of meetings set forth above in a given year will receive an additional $1,000 per meeting attended in person and $500 per meeting attended by telephone.

        The following table sets forth information regarding compensation earned by our non-employee directors during 2010. Drs. Deshpande, Jacobs and Little and Mr. McCarthy have not to date received any equity awards in connection with their service on our board of directors and have waived the fees they are entitled to for serving on our board of directors and related committees during 2010.

Name	Year	Fees Earned or Paid in Cash	Option Awards ($)	Total ($)
Arthur L. Goldstein(1)	2010	$38,500	—	$38,500
Gary E. Haroian(2)	2010	$43,000	—	$43,000

(1)
Mr. Goldstein held options to purchase 100,000 and 25,000 shares of our common stock with exercise prices of $7.14 and $9.71 per shares, respectively, as of December 31, 2010.

(2)
Mr. Haroian held options to purchase 100,000 and 25,000 shares of our common stock with exercise prices of $1.25 and $9.71 per share, respectively, as of December 31, 2010.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates, includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee also considers diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        When recommending to the board of directors the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. Stockholders nominating director candidates must follow the procedures set forth under "INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—May I recommend a candidate for A123's board of directors?" and "—How and when may I submit a stockholder proposal for the 2012 annual meeting?".

        You can find more detailed information on our process for selecting board members and our criteria for board nominees in the corporate governance guidelines posted on the "Investor Relations" section of our website, www.a123systems.com.

Communicating with our Board of Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board should address such communications to: Board of Directors, c/o Corporate Secretary, A123 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

Corporate Governance Materials

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board's business, provide that:

  •
  the board's principal responsibility is to oversee the management of A123;

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  a majority of the members of the board shall be independent directors;

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  the independent directors meet regularly in executive session;

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  directors have full and free access to management and, as necessary and appropriate, independent advisors;

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  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

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  at least annually, the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

        We have adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on the "Investor Relations" section of our website, www.a123systems.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

        Complete copies of our corporate governance guidelines, code of business conduct and ethics and the charters for our audit, compensation and nominating and corporate governance committees are available on the "Investor Relations" section of our website, www.a123systems.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

    A123 Systems, Inc.
    200 West Street
    Waltham, Massachusetts 02451
    Attention: Investor Relations Department

Compensation Committee Interlocks and Insider Participation

        During 2010, the members of our compensation committee were Messrs. Haroian and McCarthy and Dr. Deshpande. Except as noted below, no member of our compensation committee is or has been a current or former officer or employee of ours or had any related person transaction involving us. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the fiscal year ended December 31, 2010.

        We have issued shares of our common stock to Dr. Deshpande and affiliates of North Bridge Venture Partners. Mr. McCarthy is a general partner of North Bridge Venture Partners. See below under the heading "—Related Person Transactions" for more information.

Executive Compensation Process

        The processes and procedures followed by our compensation committee in considering and determining executive compensation are described under "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" below.

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For further information, see "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" below. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate.

Transactions with Related Persons

        Since January 1, 2010, we have engaged in the transactions described below with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

General Electric Company

        In February 2008, we entered into a services agreement with General Electric and EFS-O, Inc., or EFS, a General Electric company, pursuant to which EFS is providing us with professional services to assist in the design and development of various battery packs for the transportation sector. During the year ended of December 31, 2008, we paid $4.8 million to EFS under the services agreement. During the years ended December 31, 2009 and 2010, we made no payments to EFS. The balance due to EFS as of December 31, 2009 and 2010 was $0.4 million. Mark M. Little, a member of our board of directors, is the Senior Vice President and Director of GE Global Research, a division of General Electric.

Agreements with Our Stockholders

        We have entered into a seventh amended and restated investor rights agreement with certain holders of warrants and common stock, which provides (i) that certain such holders have the right to demand that we file a registration statement, subject to certain limitations, and (ii) that all such holders have the right to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Arrangements

        Please see below under "EXECUTIVE COMPENSATION—Limitation of Liability and Indemnification" for information on our indemnification arrangements with our directors and executive officers.

Executive Compensation and Employment Arrangements

        Please see below under "EXECUTIVE COMPENSATION," including "EXECUTIVE COMPENSATION—Agreements with Executives," for information on compensation arrangements with our executive officers, including option grants and agreements with executive officers.

Related Person Transaction Policy

        We have adopted a written policy providing that all "related person transactions" must be:

  •
  reported to our chief financial officer;

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  approved or ratified by our audit committee, which our audit committee will do only if it determines that the transaction is in, or not inconsistent with, the best interests of A123; and

  •
  if applicable, reviewed by our audit committee annually to ensure that such transaction, arrangement or relationship has been conducted in accordance with the previous approval, and that all required disclosures regarding such transaction arrangement or relationship have been made.

        Our policy provides that a "related person transaction" is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, involving an amount exceeding $120,000 in which we are a participant and in which any of our executive officers, directors or 5% stockholders, or any immediate family member of any of our executive officers, directors or 5% stockholders, has or will have a direct or indirect material interest.

 AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2010. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), or SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. SAS No. 61 requires our independent registered public accounting firm to discuss with the audit committee the following to the extent applicable or relevant, among other things:

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  methods to account for significant unusual transactions;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

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  disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The audit committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to A123, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

        Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the audit committee recommended to the board of directors that A123's audited consolidated financial statements be included in A123's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

        By the Audit Committee of the Board of Directors of A123 Systems, Inc.

    Gary E. Haroian, Chairman
    Arthur L. Goldstein
    Jeffrey P. McCarthy

 Auditor Fees and Services

        The following table presents the aggregate fees billed (or expected to be billed) by Deloitte & Touche LLP, our independent registered public accounting firm, for the years ended December 31, 2010 and December 31, 2009.

Type	2009	2010
Audit Fees:	$2,289,667	$2,152,908
Audit Related Fees:	—	—
Tax Fees:	507,735	128,947
All Other Fees:	—	10,000

Total Fees:	$2,797,402	$2,291,855

(1)
Audit Fees—This category includes the aggregate fees and expenses billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of our annual financial statements and review of financial statements included in our Registration Statement on Form S-1 and Quarterly Report filed with the SEC or services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit Related Fees—This category includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are reasonably related to the performance of the audits of the financial statements and are not reported above under 'Audit Fees'.

(3)
Tax Fees—This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

(4)
All Other Fees—This category includes the aggregate fees billed in each of the last two fiscal years for products and services by the independent auditors that are not reported under 'Audit Fees', 'Audit Related Fees', or 'Tax Fees.'

Re-approval Policies and Procedures

        Before the accountant is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our audit committee pursuant to this delegated authority is reported at the next meeting of our audit committee.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have two class I directors, whose terms expire at the conclusion of our 2013 annual meeting of stockholders; three class II directors, whose terms expire at the conclusion of this Annual Meeting; and three class III directors, whose terms expire at the conclusion of our 2012 annual meeting of stockholders. Our board of directors currently consists of eight members.

        At this Annual Meeting, our stockholders will have an opportunity to vote for three nominees for class II directors: Gururaj Deshpande, Paul E. Jacobs and Mark M. Little. Each of the nominees are currently directors of A123 and you can find more information about each of them in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Our Board of Directors" above.

        The persons named in the enclosed proxy card will vote to elect these three nominees as class II directors, unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If elected, each of the nominees for class II director will hold office until the 2014 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

        Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2—NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the Securities and Exchange Commission.

        Our board of directors is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The compensation committee of our board of directors has designed our executive compensation programs to align executive pay with the performance of the company and the individual on both short and long-term bases, link executive pay with business strategies focused on long-term growth and creating value for our stockholders and utilize compensation as a tool to assist the company in attracting and retaining the high-caliber executives that we believe are critical to our success.

        We encourage stockholders to review the Compensation Discussion and Analysis beginning on page 22 of this proxy statement, which describes the material aspects of our executive compensation philosophy and the design of our executive compensation programs. Our board of directors believes our executive compensation programs are effective in creating value for our stockholders and moving the company towards realization of its long-term goals.

        We are asking our stockholders to signal their support for the compensation of our named executive officers by casting a vote FOR the following resolution:

  "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in the proxy statement for the 2011 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure."

        The vote sought by this proposal is advisory and not binding on the company, the board of directors or the compensation committee. Although the vote is non-binding and advisory, the company, the board of directors and the compensation committee value the input of the company's stockholders, and the compensation committee will consider the outcome of the vote when making future executive compensation determinations.

        Our board of directors recommends a vote FOR this proposal.

PROPOSAL 3—NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In accordance with the Dodd-Frank Act, we are providing our stockholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every one year, two years or three years.

        After careful consideration, the board of directors believes that holding an annual advisory vote on executive compensation is currently the most appropriate alternative for the company. The board believes that an advisory vote at this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between A123 and our stockholders on the compensation of our named executive officers.

        You may indicate your preferred voting frequency by choosing the option of every one year, two years, three years or abstain when you cast your vote in response to this Proposal 3. Stockholders are not voting to approve or disapprove the recommendation of the board of directors.

        The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the company and the board of directors. Although the vote is advisory and non-binding, the board of directors will carefully consider the outcome of the vote. Notwithstanding the outcome of the vote or the recommendation of the board of directors, the board of directors may decide to conduct future advisory votes on executive compensation on a more or less frequent basis and may vary its practice based upon factors including discussions with the company's stockholders, material changes to the company's executive compensation programs and/or any other factors that the board of directors reasonably deems to be appropriate.

        Our board of directors recommends a vote to conduct advisory votes on executive compensation EVERY ONE YEAR.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. Although stockholder approval of our audit committee's selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2010, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

        Our board of directors recommends a vote FOR this proposal.

EXECUTIVE OFFICERS

        Below is information about each of our current executive officers, other than Mr. Vieau, our President and Chief Executive Officer, and Dr. Riley, our Chief Technology Officer and Vice President of Research and Development, whose information is included above in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Our Board of Directors". This information includes each officer's age as of March 31, 2011, his position with A123, the length of time he has held each position and his business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position. There are no family relationships among any of our executive officers, directors and nominees for director.

        John R. Granara, III, age 42, has served as our interim Chief Financial Officer since January 2011, and has served as our Vice President, Finance and Corporate Controller since January 2010. From November 2007 to December 2009, Mr. Granara served as our Corporate Controller. From July 2005 to November 2007, Mr. Granara served as Vice President, Finance and Corporate Controller of Authorize.Net Holdings, Inc. (formerly known as Lightbridge, Inc.), a provider of transaction and payment processing services. Mr. Granara holds a B.S.B.A in Accounting from Suffolk University. Mr. Granara is a certified public accountant and a member of the American Institute of CPAs and the Massachusetts Society of Certified Public Accountants.

        Andrew B. Cole, age 46, has served as our Vice President of Human Resources and Organizational Development since August 2008. From May 2008 to August 2008, Mr. Cole served as Global Seminis Human Resources Lead at the Monsanto Company, an agricultural company. From February 2007 to February 2008, Mr. Cole served as Senior Vice President for Human Resources at The Power and Cooling Division of Schneider Electric AS, or Schneider Electric, an energy management company. Prior to this role, Mr. Cole served as the Executive Vice President for Human Resources and Organizational Development at American Power Conversion Corp., or APC, an energy management company, from April 2003 until the acquisition of APC by Schneider Electric in February 2007. Mr. Cole holds a B.A. and an M.S.M. from Regis University, Colorado.

        Jason M. Forcier, age 39, has served as our Vice President, Automotive Solutions Group since August 2009. From August 2008 to August 2009, Mr. Forcier served as Vice President & General Manager for Lear Corporation, a global supplier of automotive seating systems, electrical distribution systems and electronics. Prior to Lear, Mr. Forcier worked at Robert Bosch LLC, a supplier of automobile components, from 1997 through 2008 in various management positions in the United States and Europe. His last position at Bosch was President for North America, Automotive Electronics Division. In addition, Mr. Forcier held engineering positions at General Motors, Delphi Division. Mr. Forcier holds an MBA from the University of Michigan and a Bachelor of Mechanical Engineering from Kettering University.

        Louis M. Golato, age 56, has served as our Vice President of Operations since February 2006. From February 2004 to December 2005, Mr. Golato served as Wafer Fabrication and Probe Site Manager of Texas Instruments Incorporated, a semiconductor company. Mr. Golato holds a B.S. in Accounting from Bryant College.

        Robert J. Johnson, age 44, has served as our Vice President and General Manager of our Energy Solutions Group since January 2008. From February 2007 to January 2008, Mr. Johnson served as Senior Vice President, President North America of APC-MGE Systems, a business unit of Schneider Electric and a global provider of critical power and cooling services. From February 1997 to February 2007, Mr. Johnson served in various roles at American Power Conversion Corp., or APC, including President/CEO and Vice President of APC's Availability Enhancement Group. Mr. Johnson holds a Bachelor of Engineering Management degree from The Missouri University of Science and Technology.

        Geoffrey Taylor, age 51, has served as our Vice President of Quality since August 2010. From July 2008 to August 2010, Mr. Taylor served as Global Quality Director for the electronics product group of TRW Automotive Safety Systems, a supplier of automotive safety products. From March 2006 to July 2008, Mr. Taylor served as Global Director of Fuel Systems for the automotive electronics branch of Visteon Corporation, an automotive supplier. Mr. Taylor holds a Master's Degree in engineering management from Wayne State University and a Bachelor's Degree in electrical engineering from the University of Toronto.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Compensation Committee of the Board of Directors of A123 Systems, Inc.

Jeffrey P. McCarthy, Chairman
Gururaj Deshpande
Gary E. Haroian

Compensation Discussion and Analysis

Executive Summary

        This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for the named executive officers identified below, (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions. We intend to provide our named executive officers with compensation that is significantly performance based. Our executive compensation program is designed to align executive pay with the performance of the company and the individual on both short and long-term bases, link executive pay with business strategies focused on long-term growth and creating value for our stockholders and utilize compensation as a tool to assist the company in attracting and retaining the high-caliber executives that we believe are critical to our success.

        The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Objective
Base Salary	Recognize experience, skills, knowledge and responsibilities required of all employees.
Annual cash incentive bonus	Promote short-term strategic and financial objectives and reward individual achievements.
Equity incentive awards	Link compensation to long-term performance objectives and align incentives with the creation of stockholder value.
Change in control benefits	Encourage continued attention and dedication of key individuals when considering strategic alternatives.
Insurance, retirement and other benefits	Attract and retain talented executives in a cost-efficient manner.

        The compensation committee of our board of directors oversees our executive compensation program in consideration of the foregoing objectives. In this role, the committee annually reviews and approves all compensation decisions relating to our named executive officers, examining individual and company performance as well as competitive market compensation data in its review.

        For the year ended December 31, 2010, our named executive officers are David P. Vieau, our President and Chief Executive Officer and a member of our board of directors, Michael Rubino, our former Chief Financial Officer and Vice President of Finance and Administration, Jason M. Forcier, our Vice President, Automotive Solutions Group, Louis M. Golato, our Vice President of Operations, and Robert J. Johnson, our Vice President and General Manager, Energy Solutions Group. Mr. Rubino resigned his position with the company effective January 14, 2011. As of the date of this proxy statement, we are conducting an executive search for Mr. Rubino's replacement.

        Our compensation decisions for the named executive officers in 2010 are discussed below in relation to each of the elements of our compensation program and their corresponding objectives. The discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Overview of Compensation Program

        To achieve the objectives of our executive compensation programs, the compensation committee evaluates our compensation with reference to the following principles:

  •
  compensation should reflect our performance as well as individual performance over the prior fiscal year and over a longer period. In the short term, compensation should reflect the extent to which goals are missed, met or exceeded, taking into consideration individual ability to influence results. In the long term, the value delivered under equity-based programs should be driven largely by the performance of our stock price and total stockholder return;

  •
  compensation programs should be aligned with business strategies focused on long-term growth and creating value for stockholders; and

  •
  overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at other corporations of similar size and industry.

        Our compensation committee assesses the performance of A123 in part based on specific measures and targets established by the compensation committee and our board of directors. However, compensation decisions are not driven entirely by financial performance assessments. The compensation committee also reviews comparative market data on the compensation practices of peer companies based on analyses provided by the committee's independent compensation consultant and relies on the collective business judgment and experience in our industry of its members.

        For executive officers other than our chief executive officer, the compensation committee seeks and considers input from our chief executive officer regarding such executive officers' responsibilities, performance and compensation. Specifically, our chief executive officer recommends base salary increases, bonus targets for the performance-based bonus, equity award levels and the short-term and long-term financial and non-financial performance goals that are used throughout our compensation plans, and advises the committee regarding the compensation program's ability to attract, retain and motivate executive talent. Our compensation committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our chief executive officer. Our chief financial officer has also historically participated in our executive compensation process by providing input on the financial targets for our compensation plan and presenting data regarding the impact of the executive compensation programs on our financials.

        Our compensation committee routinely meets in executive session. Executive officers are excused during committee discussions and board of directors' deliberations regarding their compensation.

        Our compensation committee sets base salaries, bonus targets and equity incentive awards for our executive officers on an annual basis. In making these decisions, as previously discussed, the compensation committee takes into account the recommendations from our chief executive officer regarding compensation of our named executive officers (other than himself), and reviews the individual contributions of each executive officer and the achievement of predetermined corporate performance goals.

Use of Independent Compensation Consultant

        In 2010, our compensation committee retained Towers Watson & Co., or Towers Watson, as an independent compensation consultant to advise on all matters related to executive compensation and general compensation programs for 2010, including analysis of compensation practices at comparable peer companies. The compensation committee, in consultation with its independent compensation consultant, periodically reviews and updates the group of comparable peer companies to ensure it reflects companies against which the committee believes we compete for talent and for stockholder investment. Our peer group for 2010 consisted of the following publicly traded companies: Aero Vironment, Airvana, American Superconductor, Broadwind Energy, Concur, Ener1, Energy Conversion Devices, Evergreen Solar, Fuel Cell Energy, GT Solar International, iRobot, Netezza, OpenTable, Polypore International, Riverbed Technology and SolarWind Technology. During 2010, Towers Watson did not perform services for the Company other than executive compensation consulting services.

Components of our Executive Compensation Program

        We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our compensation committee determines subjectively, based on the collective business judgment and experience of its members, what it believes to be the appropriate level and mix of the various compensation components.

        Base Salary.    Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with us. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Historically, our compensation committee has sought to set our base salaries at levels that are consistent with pay at the median level of our peer group firms. None of our executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. On an annual basis, base salaries for our executives, together with other components of compensation, are evaluated for adjustment, based on comparisons to survey data and evaluation of the executive's level of responsibility and experience as well as company-wide performance.

        For 2010, our compensation committee reviewed the peer group data provided by Towers Watson. Following its review, our compensation committee concluded that an adjustment to the 2009 base salaries was necessary for the 2010 fiscal year to ensure the retention of key talent and competitiveness against the market and based upon the committee's evaluation of the factors set forth above.

        The following table sets forth information regarding the base salaries of our named executive officers for fiscal 2009 and 2010:

	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary
David P. Vieau	$300,000	$375,000
Michael Rubino	$210,000	$275,000
Jason M. Forcier	$265,000	$265,000
Louis M. Golato	$210,000	$275,000
Robert J. Johnson	$210,000	$265,000

        Annual Cash Incentive Bonus.    We maintain an annual cash incentive bonus plan for our executives. Annual cash incentive bonuses are intended to compensate our executives for the achievement of company strategic, operational, financial and individual goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive's base salary. No bonus is paid if the aggregate attainment falls below certain minimums. The compensation committee does not confine itself to a purely quantitative approach and retains discretion in determining awards based on its review and assessment of results for the applicable year and to adjust the size of the award as it deems appropriate to account for unforeseen factors beyond management's control that affected performance. The discretionary incentive award payable, however, is limited to an individual's maximum cash bonus under the annual cash incentive bonus plan.

        For 2010, our executive officers, other than our chief executive officer, had target bonuses equal to 60% of base salary and maximum bonus opportunities equal to 90% of base salary. Our chief executive officer had a target bonus equal to 100% of base salary and a maximum bonus opportunity equal to 150% of base salary. The 2010 cash incentive bonus plan was based on the following performance categories:

  •
  Revenue. To assist the company in gaining market share in several emerging markets, 25% of target bonus was based upon our attaining a specified revenue target of $140 million.

  •
  Adjusted EBITDA. To encourage attainment of financial targets approved by our board of directors, 25% of target bonus was based upon our attaining an adjusted EBITDA loss target of $63 million.

  •
  Individual Objectives. To link compensation to individual performance, 50% of target bonus was based upon attaining individual objectives established by the compensation committee in February 2010.

        Within each of the two company performance categories, our compensation committee determined to apply a multiple on a straight line basis from 20% to 100% for achievement greater than or equal to the minimum level up to the target level and from 101% to 150% for achievement greater than the target level up to the maximum level. For named executive officers other than the chief executive officer, performance in respect of individual objectives is evaluated by the individual and the chief executive officer with reference to the level of attainment of the applicable objective. The chief executive officer then discusses individual levels of achievement with the compensation committee, which makes the final determination of each individual's level of attainment. The compensation committee directly evaluates the chief executive officer's level of individual performance.

        Our compensation committee designed the 2010 cash incentive bonus plan to require significant effort and operational success on the part of the executives and the company. The following chart sets forth the minimum, target and maximum amounts, and the levels of actual achievement, for the revenue and adjusted EBITDA targets under our 2010 cash incentive bonus plan:

	Minimum ($MM)	Target ($MM)	Maximum ($MM)	Actual ($MM)
Revenue	129.0	140.0	160.0	97.3
Adjusted EBITDA	(69.0)	(63.0)	(57.0)	(120.6)

        Based upon the foregoing levels of achievement, no awards were made to our named executive officers in relation to the company performance categories under the 2010 cash incentive plan.

        For each named executive officer, the individual performance components of our 2010 cash incentive plan included achievement of the following key short-term strategic and financial objectives: for Mr. Vieau, managing company preparedness measures in the areas of business development and manufacturing for increased future revenue, overseeing implementation of company cost reduction programs and attaining certain quality management certifications; for Mr. Rubino, developing comparative accounting metrics, long-term financial plans and models and information technology strategies; for Mr. Forcier, undertaking business development efforts aimed at attaining future revenue targets, developing a plan to attain future gross margin targets, and increasing staffing levels at international locations; for Mr. Golato, supporting manufacturing expansion in international locations and cooperating with our chief technology officer to achieve manufacturing cost reductions; and for Mr. Johnson, developing business and sales plans to achieve future sales and revenue targets.

        The compensation committee, in consultation with the chief executive officer as described above, determined that our named executive officers other than Mr. Rubino accomplished their individual objectives under the 2010 cash incentive plan at the following levels: Mr. Vieau, 93.3%, Mr. Forcier, 94.0%; Mr. Golato, 95.0%; and Mr. Johnson, 100.0%. Mr. Rubino's level of accomplishment was not determined because he was not eligible to receive an award under the terms of the 2010 cash incentive award plan. The actual amounts paid to our named executive officers under the 2010 cash incentive bonus plan are set forth below in our Summary Compensation Table for 2010 under the column titled "Non-Equity Incentive Awards."

        Equity Awards.    Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. We believe that equity grants provide a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants contributes to executive retention by creating incentives for our executives to remain in our employ during the vesting period. Prior to our becoming a publicly traded company, our executives were eligible to participate in our 2001 stock incentive plan, as amended, or the 2001 Plan. Since becoming a public company, we have granted our executives and other employees stock-based awards pursuant to our 2009 stock incentive plan, or the 2009 Plan. Under the 2009 Plan, executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other equity-based awards at the discretion of the compensation committee.

        Historically, we have made initial equity award grants, in the form of stock options, to our executives at the time they commence employment with us and additional equity award grants, in the form of stock options, annually as part of our overall compensation program. Typically, the stock options we grant to executives vest at a rate of 25% at the end of the first year and in equal quarterly installments over the succeeding three years. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. We grant stock options at exercise prices equal to the fair market value of shares of our common stock on the date of grant as determined by our board of directors. We do not have a program, plan or practice of selecting grant dates for equity incentive awards to our executive officers in coordination with the release of material non-public information nor do we have any equity ownership guidelines for our executives.

        In 2010, the compensation committee determined to introduce restricted stock units into the equity award component of our overall executive compensation program. The committee believes restricted stock units will be a useful complement to stock options as an additional tool to retain key employees, link their compensation to our long-term performance and align their interests with those of stockholders as the company moves toward profitability. Awards of restricted stock units are granted pursuant to our 2009 Plan and represent the right of the holder to receive upon vesting the number of shares of our common stock subject to the portion of the award that vests. Restricted stock units generally vest with respect to 25% of the shares at the end of the first year and in equal quarterly installments over the succeeding three years, subject to accelerated vesting in the event of a change in control as described below in "—Potential Payments upon Termination or Change in Control." The holder of restricted stock units has no rights as a stockholder with respect to the shares subject to the award until the award or applicable portion vests.

        All equity award grants to our executives are approved by the compensation committee. In determining the size of a grant, our compensation committee considers our corporate performance, the executive's performance and potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive and the vesting of such awards, the executive's position and, in the case of awards to executive officers other than our chief executive officer, the recommendation of our chief executive officer. In addition, our compensation committee considers recommendations developed by its independent compensation consultant, including information regarding comparative stock ownership and equity award grants received by executives employed by companies within our compensation peer group. The compensation committee reviews all components of an executive's compensation when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives. For 2010, our compensation committee sought to grant long term equity incentive awards at levels that were consistent with the median to 75th percentile of awards granted by companies within our peer group of firms. The actual equity award grants made to our named executive officers in 2010 are set forth below in the table entitled "Grants of Plan-Based Awards for 2010."

        Benefits and Other Compensation.    We maintain broad-based benefits that are provided to all employees, including a 401(k) plan, flexible spending accounts, medical, dental and vision care plans, and our life and accidental death and dismemberment insurance policies and long-term and short-term disability plans. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees. Our 401(k) plan provides for a discretionary employer match; however we do not currently provide one. We do not provide any retirement benefits separate from the 401(k) plan.

        In recognition of particular circumstances, we have on occasion awarded cash signing bonuses to executives at the time they began employment with us. Whether a signing bonus is awarded and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we have in the past considered paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand.

        We do not offer any perquisites to our executive officers.

        Severance and Change-of-Control Benefits.    We have entered into executive retention agreements with each of our named executive officers that provide certain benefits in connection with a change of control of A123. Pursuant to these agreements, upon the occurrence of a change of control, each of our named executive officers would be entitled to receive partial accelerated vesting of unvested stock option and restricted stock awards. If the employment of the named executive officer were terminated after the change of control either by the named executive officer for "good reason" or by us without "cause" (as those terms are defined in the applicable executive retention agreement), the named executive officer would be entitled to receive full accelerated vesting of unvested stock option and restricted stock awards upon the termination. We believe these vesting provisions, along with severance payments described below, maximize stockholder value by limiting unintended windfalls to executives in the event of a friendly change of control while still providing executives appropriate incentives to focus their attention when negotiating strategic alternatives. Under the agreements, if the employment of a named executive officer is terminated without cause by us or an acquiring entity, or with good reason by the executive, within 24 months after a change of control of A123, the executive will be entitled to payment of his base salary for 12 months (24 months for Mr. Vieau), the executive's target bonus for the year in which termation occurs and the continuation of his benefits for 12 months (24 months for Mr. Vieau) or, if earlier, until the executive receives similar benefits from another employer. The agreement also provides that if we terminate the employment of the executive without cause prior to a change of control, the executive will be entitled to payment of his base salary for 12 months and the continuation of his benefits for 12 months or, if earlier, until the executive receives similar benefits from another employer.

        See "—Potential Payments upon Termination or Change in Control" below for a more detailed description of the executive retention agreements with our named executive officers.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other executive officers (other than our Chief Financial Officer) whose compensation is required to be disclosed to our stockholders by reason of the officers being highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Risks

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, our compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        Our compensation committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

  •
  incentive awards are capped by our compensation committee; and

  •
  as a product development and manufacturing business, we do not face the same level of risks associated with compensation for employees at financial services business (traders and instruments with a high degree of risk).

        Furthermore, as described above under Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our named executive officers during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David P. Vieau	2010	375,000	—	500,000	499,552	174,938	3,455	1,552,945
President, Chief Executive	2009	300,000	—	—	982,740	227,700	774	1,511,214
Officer, Director	2008	300,000	60,000	—	—	53,250	774	414,024
Michael Rubino(6)	2010	275,000	—	200,006	199,822	—	—	674,828
Chief Financial Officer, Vice	2009	210,000	—	—	491,370	98,427	414	800,211
President of Finance and	2008	210,000	42,000	—	—	37,275	414	289,689
Administration
Jason M. Forcier(7)	2010	265,000	—	200,006	199,822	74,730	—	739,558
Vice President, Automotive	2009	104,472	—	—	1,208,034	49,002	68	1,361,576
Solutions Group
Louis M. Golato	2010	275,000	—	200,006	199,822	78,375	—	753,203
Vice President of Operations	2009	210,000	—	—	491,370	98,427	414	800,211
	2008	210,000	43,050	—	—	37,800	414	291,264
Robert J. Johnson	2010	265,000	—	200,006	199,822	79,500	—	744,328
Vice President and General	2009	210,000	—	—	491,370	98,427	—	799,797
Manager, Energy Solutions	2008	210,000	43,050	—	905,499	37,800	—	1,196,349
Group

(1)
Our compensation committee determined to pay our executive officers higher bonuses under the annual cash incentive bonus plan for performance in 2008 than would have been paid on the basis of actual performance relative to target bonus metrics. The discretionary increases in the bonuses for such year are reported in this column as discretionary bonuses.

(2)
The amounts in the "Stock Awards" column reflect the aggregate grant date fair value of awards of restricted stock units granted during the year computed in accordance with FASB ASC Topic 718. For additional information, including information regarding the assumptions used when valuing the awards, refer to Note 14 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2011.

(3)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of awards of stock options granted during the year computed in accordance with FASB ASC Topic 718. For additional information, including information regarding the assumptions used when valuing the awards, refer to Note 14 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2011.

(4)
Represents the bonus amounts earned under the company's annual cash incentive bonus plan.

(5)
Represents premium paid by the company for group term life insurance.

(6)
Mr. Rubino resigned his position with the company effective January 14, 2011.

(7)
Mr. Forcier joined us in 2009. The salary reflected for Mr. Forcier for 2009 represents actual salary earned from employment with us in 2009, which was based on an annual salary of $265,000.

Grants of Plan-Based Awards for 2010

        The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2010 to our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Securities Underlying Options(#)(3)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David P. Vieau	2/26/2010	—	375,000	562,500	—	—	—	—
	5/18/2010	—	—	—	—	73,247	10.11	499,552
	5/18/2010	—	—	—	49,456	—	—	500,000
Michael Rubino	2/26/2010	—	165,000	247,500	—	—	—	—
	5/18/2010	—	—	—	—	29,299	10.11	199,822
	5/18/2010	—	—	—	19,783	—	—	200,006
Jason M. Forcier	2/26/2010	—	159,000	238,500	—	—	—	—
	5/18/2010	—	—	—	—	29,299	10.11	199,822
	5/18/2010	—	—	—	19,783	—	—	200,006
Louis M. Golato	2/26/2010	—	165,000	247,500	—	—	—	—
	5/18/2010	—	—	—	—	29,299	10.11	199,822
	5/18/2010	—	—	—	19,783	—	—	200,006
Robert J. Johnson	2/26/2010	—	159,000	238,500	—	—	—	—
	5/18/2010	—	—	—	—	29,299	10.11	199,822
	5/18/2010	—	—	—	19,783	—	—	200,006

(1)
Represents minimum, target and maximum payout levels under the annual cash incentive bonus plan for 2010 performance. The actual payout with respect to each named executive officer is shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation." Additional information regarding the design of the annual cash incentive bonus plan, including a description of the performance-based conditions applicable to 2010 awards, is described above in "—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Cash Incentive Bonus."

(2)
This column represents the number of shares subject to restricted stock units granted to our named executive officers in May 2010 under our 2009 Plan. The awards vest as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, subject to acceleration upon a change in control of our company, and termination of employment following a change in control, as further described below in "—Potential Payments upon Termination or Change in Control."

(3)
Grants vest as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, subject to acceleration upon a change in control of our company, and termination of employment following a change in control, as further described below in "—Potential Payments upon Termination or Change in Control."

(4)
For a discussion of our methodology for determining the fair value of our common stock, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Estimates" section of our Annual Report on Form 10-K filed with the SEC on March 11, 2011.

(5)
Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For additional information, including information regarding the assumptions used when valuing the awards, refer to Note 14 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2011.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding outstanding equity awards held as of December 31, 2010 by our named executive officers.

		Option Awards				Stock Awards
Name	Grant Date or Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David P. Vieau	4/1/2005	229,850	—	0.21	8/25/2015	—	—
	1/1/2008	309,375	140,625	5.49	9/17/2017	—	—
	6/25/2009	56,250	93,750	9.71	6/25/2019	—	—
	5/18/2010	—	73,247	10.11	5/17/2020	—	—
	5/18/2010	—	—	—	—	49,456	471,810
Michael Rubino	8/26/2004	85,000	—	0.21	8/26/2014	—	—
	7/26/2006	45,000	—	2.3	12/21/2016	—	—
	1/1/2008	41,250	18,750	5.49	9/17/2017	—	—
	6/25/2009	28,125	46,875	9.71	6/25/2019	—	—
	5/18/2010	—	29,299	10.11	5/17/2020	—	—
	5/18/2010	—	—	—	—	19,783	188,730
Jason M. Forcier	8/1/2008	56,250	123,750	10.00	8/31/2019	—	—
	5/18/2010	—	29,299	10.11	5/17/2020	—	—
	5/18/2010	—	—	—	—	19,783	188,730
Louis M. Golato	2/9/2006	150,000	—	0.73	2/9/2016	—	—
	1/1/2008	41,250	18,750	5.49	9/17/2017	—	—
	6/25/2009	28,125	46,875	9.71	6/25/2019	—	—
	5/18/2010	—	29,299	10.11	5/17/2020	—	—
	5/18/2010	—	—	—	—	19,783	188,730
Robert J. Johnson	1/22/08	64,375	65,625	6.84	1/25/2018	—	—
	6/25/09	28,125	46,875	9.71	6/25/2019	—	—
	5/18/2010	—	29,299	10.11	5/17/2020	19,783	188,730

(1)
All options held by our named executive officers vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date, which is a date fixed by our board of directors when granting options, and as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of such date until the fourth anniversary of such date, subject to acceleration upon a change in control of our company and termination of employment following a change in control, as further described below in the "—Potential Payments upon Termination or Change in Control" section of this proxy statement. All restricted stock units held by our named executive officers vest as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, subject to acceleration upon a change in control of our company, and termination of employment following a change in control, as further described below in "—Potential Payments upon Termination or Change in Control."

(2)
This column represents the number of shares subject to restricted stock units granted to our named executive officers in May 2010 under our 2009 Plan.

(3)
Market value is based on the closing stock price of $9.54 on December 31, 2010, the last day of the fiscal year.

Option Exercises and Stock Vested

        The following table sets forth information regarding stock options exercised by named executive officers in 2010. No named executive officer vested in shares of our common stock during 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Michael Rubino	90,000	832,268
Robert J. Johnson	80,000	554,134

(1)
Represents the difference between the fair value of the shares of our common stock underlying the option at the time of exercise and the exercise price of the option. For a discussion of our methodology for determining the fair value of our common stock, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Estimates" section of our Annual Report on Form 10-K filed with the SEC on March 11, 2011.

Potential Payments upon Termination or Change in Control

        In August 2009, we entered into retention agreements, which were amended in March 2011, with each of our named executive officers. Each agreement expires on December 31, 2012 and thereafter will automatically extend for additional one-year periods unless we give the executive written notice of the termination of the agreement at least 90 days prior to the end of the term or extension. The agreement provides for acceleration of vesting of 50% of the then unvested number of the executive's stock option and restricted stock awards in the event of a change of control of A123. In addition, if the employment of any named executive officer is terminated without cause by us or an acquiring entity, or with good reason by the executive, within 24 months after a change of control of A123, the executive's remaining unvested stock option and restricted stock awards will fully vest and, subject to the executive's executing a release of claims, the executive will be entitled to payment of his base salary for 12 months (24 months for Mr. Vieau), paid in accordance with the our customary payroll practices, a lump-sum payment in an amount equal to the executive's target bonus for the year in which the termination occurs and the continuation of his benefits for 12 months (24 months for Mr. Vieau) or, if earlier, until the executive receives similar benefits from another employer. The agreements also provide that if we terminate the employment of the executive without cause prior to a change of control, the executive will be entitled, subject to the executive's executing a release of claims, to payment of his base salary for 12 months and the continuation of his benefits for 12 months or, if earlier, until the executive receives similar benefits from another employer.

        For these purposes, "change of control" means the consummation of the following: (a) the sale, transfer or other disposition of substantially all of our assets to a third party, (b) a merger or consolidation of our company with a third party or (c) a transfer of more than 50% of the outstanding voting equity of our company to a third party (other than in a financing transaction involving the additional issuance of our securities); "cause" means a good faith finding by our board of directors (1) of the failure of the executive to perform his reasonably assigned material duties, (2) that the executive has engaged in gross negligence or willful misconduct, which gross negligence or willful misconduct has or is expected to have a material detrimental effect on us, (3) of a breach by the executive of any invention and non-disclosure agreement, non-competition and non-solicitation agreement or similar agreement with us, which breach is not cured after reasonable notice thereof, (4) that the executive has engaged in fraud, embezzlement or other material dishonesty or (5) that the executive has engaged in any conduct which would constitute grounds for termination for violation of our policies in effect at that time; and "good reason" means without the executive's written consent, (i) the assignment to the executive of duties that involve less authority and responsibility for the executive and are materially inconsistent with the executive's position, authority or responsibilities in effect prior to the change in control of A123, (ii) the relocation of the executive's primary place of business to a location that results in an increase in the executive's daily one-way commute of at least 30 miles, (iii) the reduction of the executive's annual base salary, other than in connection with, and substantially proportionate to, reductions by A123 of the annual base salary of more than 75% of our employees, or (iv) the failure by us to obtain the agreement from any entity that acquires us to assume and agree to perform our obligations included in the executive retention agreement.

        The restricted stock unit award agreements between the company and the named executive officers provide for accelerated vesting of 50% of unvested restricted stock units in the event of a "change in control" of A123 and 100% of unvested restricted stock units in the event the executive is terminated by us without "cause" or by the executive for "good reason" within 24 months following a change in control of A123. For purposes of these agreements, the terms "change in control," "cause" and "good reason" have the same meanings assigned to such terms in the retention agreements.

        The table below sets forth the benefits potentially payable to each named executive officer in the event of (a) a change of control of our company and (b) the termination of the named executive officer's employment without cause after the change of control, in each case, effective as of December 31, 2010 and assuming the amended retention agreements were effective on such date.

	Value of Additional Vested Equity Awards
			Severance Payments Upon Employment Termination After Change of Control ($)(3)	Other Benefits Upon Employment Termination After Change of Control ($)(4)
Name	Upon Change of Control ($)(1)	Upon Employment Termination After Change of Control ($)(2)			Total ($)
David P. Vieau	520,673	520,669	1,125,000	30,000	2,196,342
Michael Rubino	132,338	132,329	440,000	15,000	719,667
Jason M. Forcier	94,370	94,360	424,000	15,000	627,730
Louis M. Golato	132,338	132,329	440,000	15,000	719,667
Robert J. Johnson	182,965	182,953	424,000	15,000	804,918

(1)
This amount is equal to the sum of (a) the product of (i) the number of option shares that would vest as a direct result of the change of control, assuming a December 31, 2010 change of control, and (ii) the excess of $9.54, which represents the closing price of our common stock as of December 31, 2010, over the exercise price of the option, and (b) the aggregate fair value of the shares of our common stock subject to restricted stock units that would vest as a direct result of the change of control, assuming a December 31, 2010 change of control, and based upon a per share price of $9.54, the closing price of our common stock as of December 31, 2010.

(2)
This amount is equal to the sum of (a) the product of (i) the number of additional option shares (beyond those vesting solely as a result of a change of control) that would vest as a direct result of employment termination without cause following a change of control, assuming a December 31, 2010 change of control and employment termination, and (ii) the excess of $9.54, which represents the closing price of our common stock as of December 31, 2010, over the exercise price of the option, and (b) the aggregate fair value of the shares of our common stock subject to additional restricted stock units (beyond those vesting solely as a result of a change of control) that would vest as a direct result of employment termination without cause following a change of control, assuming a December 31, 2010 change of control, and based upon a per share price of $9.54, the closing price of our common stock as of December 31, 2010.

(3)
This amount is equal to 12 months of base salary (24 months for Mr. Vieau), based on the officer's salary on December 31, 2010, and the executive's target performance bonus award for 2010.

(4)
This amount is equal to the estimated cost to us of providing medical, dental, and group term life insurance for 12 months (24 months for Mr. Vieau). In the event of a termination of employment due to death or death during the severance period, life insurance proceeds would be payable to Messrs. Vieau, Rubino, Forcier, Golato and Johnson in the amount of $200,000, for each named executive officer, respectively.

Agreements with Executives

        We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an offer letter that we executed with him at the time his employment with us commenced. Each offer letter provides that the named executive officer's employment is at will. In addition, we have an executive retention agreement with each of our named executive officers.

        As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his employment and for a period of twelve months after the termination of his employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his employment.

        See above in "—Potential Payments upon Termination or Change in Control" for a description of the executive retention agreements with our named executive officers.

Limitation of Liability and Indemnification

        Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        In addition, our certificate of incorporation, provides that we must indemnify our directors and officers and we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

        We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

        Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Rule 10b5-1 Sales Plans

        Some of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(#)	Weighted-average Exercise Price of Outstanding Options	Number of Securities to be Issued upon Vesting of Restricted Stock Units (#)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(#)
Equity compensation plans approved by security holders(1)	10,782,724	$7.64	202,829	5,071,395	(2)
Equity compensation plans not approved by security holders	—	—	—	—

Total	10,782,724	$7.64	202,829	5,071,395	(2)

(1)
Consists of the 2001 Plan and the 2009 Plan.

(2)
All securities remaining available for future issuance are under the 2009 Plan. Shares under the 2009 Plan may be issued pursuant to awards of stock options, restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. Under the 2009 Plan, the number of shares issuable was automatically increased by 3,000,000 shares of common stock on

  January 1, 2011 and will automatically be increased on January 1, 2012 by an amount equal to the lowest of (1) 5,000,000 shares of common stock, (2) 5% of the aggregate number of shares of common stock outstanding on such date and (3) an amount determined by our board of directors.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 31, 2011, the total number of shares owned beneficially by each of our directors, and named executive officers, individually, all of our directors and executive officers as a group, and the present owners of 5% or more of our total outstanding shares.

        The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In addition, these rules provide than an individual or entity beneficially owns any shares issuable upon the exercise of stock options or warrants held by such person or entity that were exercisable on March 31, 2011 or within 60 days after March 31, 2011; and any reference in the footnotes to this table to stock options or warrants refers only to such options or warrants. In computing the percentage ownership of each individual and entity, the number of outstanding shares of common stock includes, in addition to the 105,755,929 shares outstanding as of March 31, 2011, any shares subject to options or warrants held by that individual or entity that were exercisable on or within 60 days after March 31, 2011. These shares are not considered outstanding, however, for the purpose of computing the percentage ownership of any other stockholder. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o A123 Systems, Inc., 200 West Street, Waltham, MA 02451.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage
5% Stockholders
Entities affiliated with North Bridge Venture Partners	8,859,619	(1)	8.4%
950 Winter Street, Suite 4600
Waltham, MA 02451
Entities affiliated with General Electric Company(2)	8,273,022	(2)	7.8%
210 Merritt 7
Norwalk, CT 06856
Gururaj Deshpande	7,017,629	(3)	6.6%
QUALCOMM Incorporated	5,351,864		5.1%
5775 Morehouse Drive
San Diego, CA 92121
Directors and Executive Officers
David P. Vieau	1,668,071	(4)	1.6%
Michael Rubino	—		—
Jason M. Forcier	91,020	(5)	*
Louis M. Golato	243,832	(6)	*
Robert J. Johnson	115,709	(7)	*
Gururaj Deshpande	7,017,629	(3)	6.6%
Arthur L. Goldstein	92,188	(8)	*
Gary E. Haroian	110,938	(9)	*
Paul E. Jacobs	5,351,864	(10)	5.1%
Jeffrey P. McCarthy	8,859,619	(11)	8.4%
Mark M. Little	—		—
Gilbert N. Riley, Jr.	1,586,132	(12)	1.5%
All of our directors and officers as a group (14 persons)	25,264,585	(13)	23.5%

*
Represents a beneficial interest of less than 1% of our outstanding common stock.

(1)
Consists of (a) 2,470,806 shares of common stock held by North Bridge Venture Partners IV-A, L.P., (b) 1,172,886 shares of common stock held by North Bridge Venture Partners IV-B, L.P., (c) 3,499,868 shares of common stock held by North Bridge Venture Partners V-A, L.P. and (d) 1,716,059 shares of common stock held by North Bridge Venture Partners V-B, L.P. North Bridge Venture Management IV, L.P. is the sole General Partner of North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P. North Bridge Venture Management V, L.P. is the sole General Partner of North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. NBVM GP, LLC, as the sole General Partner of North Bridge Venture Management IV, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P., and as the sole General Partner of North Bridge Venture Management V, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. Jeffrey P. McCarthy, a member of our board of directors, is a managing member of NBVM GP, LLC. Voting and investment power over such shares are vested in the founding managers of NBVM GP, LLC, Edward T. Anderson and Richard A. D'Amore. Mr. McCarthy disclaims beneficial ownership over such shares.

(2)
Consists of (a) 900,277 shares of common stock held by GPSF Securities, Inc., (b) 800,945 shares of common stock held by GE Capital CFE, Inc., (c) 6,512,034 shares of common stock held by GE Capital Equity Investments, Inc. and (d) 59,766 shares of common stock held by Heller Financial Leasing, Inc. Each entity exercises voting and investment power over the shares held by it. General Electric Company, a publicly-traded corporation, is the parent company of GPSF Securities, Inc., GE Capital CFE, Inc., GE Capital Equity Investments, Inc. and Heller Financial Leasing, Inc.

(3)
Consists of (a) 138,607 shares of common stock held by Dr. Deshpande and (b) 6,879,022 shares of common stock held by Sparta Group MA LLC Series 6. Dr. and Mrs. Deshpande are managers of Sparta Group MA LLC Series 6 and may be deemed to have beneficial ownership over such shares.

(4)
Consists of (a) 976,295 shares of common stock held directly by Mr. Vieau, (b) beneficial ownership of 12,364 restricted stock units that will vest within 60 days of March 31, 2011 and (c) 679,412 shares of common stock issuable upon exercise of stock options. Mr. Vieau is a member of our board of directors and our President and Chief Executive Officer.

(5)
Consists of (a) beneficial ownership of 4,945 restricted stock units that will vest within 60 days of March 31, 2011 and (b) 86,075 shares of common stock issuable upon exercise of stock options.

(6)
Consists of (a) beneficial ownership of 4,945 restricted stock units that will vest within 60 days of March 31, 2011 and (b) 238,887 shares of common stock issuable upon exercise of stock options.

(7)
Consists of (a) beneficial ownership of 4,945 restricted stock units that will vest within 60 days of March 31, 2011 and (b) 110,764 shares of common stock issuable upon exercise of stock options.

(8)
Consists of 92,188 shares of common stock issuable upon exercise of stock options.

(9)
Consists of 110,938 shares of common stock issuable upon exercise of stock options.

(10)
Consists of 5,351,864 shares held by Qualcomm, of which Dr. Jacobs is the Chairman and chief executive officer. Dr. Jacobs may be deemed to have voting and investment power, but disclaims beneficial ownership over such shares.

(11)
Consists of shares held by entities affiliated with North Bridge Venture Partners, the ultimate general partner of which is NBVM GP, LLC. Mr. McCarthy, a member of our board of directors, is a manager of NBVM GP, LLC. Voting and investment power over such shares are vested in the founding managers of NBVM GP, LLC, Edward T. Anderson and Richard A. D'Amore. Mr. McCarthy disclaims beneficial ownership over such shares.

(12)
Consists of (a) 374,681 shares of common stock held directly by Dr. Riley, (b) 753,705 shares of common stock held by The Yusun Kim Riley Revocable Trust, (c) beneficial ownership of 4,945 restricted stock units that will vest within 60 days of March 31, 2011 and (d) 452,801 shares of common stock issuable upon exercise of stock options. Dr. Riley and his wife are the trustees of The Yusun Kim Riley Revocable Trust. Dr. Riley, a member of our board of directors, is our Vice President of Research & Development and Chief Technology Officer.

(13)
Consists of an aggregate of (a) 23,333,793 shares of common stock, (b) beneficial ownership of an aggregate of 37,089 restricted stock units that will vest within 60 days of

  March 31, 2011 and (c) 1,893,703 shares of common stock issuable upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2010.

* * *

        The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

David P. Vieau
 President and Chief Executive Officer

April 13, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000103070_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Gururaj Deshpande 02 Paul E. Jacobs 03 Mark M. Little A123 SYSTEMS, INC 200 West Street Waltham, MA 02451 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers, as described in our proxy statement relating to our 2011 Annual Meeting of Stockholders. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 Non-binding, advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000103070_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . A123 SYSTEMS, INC Annual Meeting of Stockholders May 25, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) David P. Vieau and Eric Pyenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of A123 SYSTEMS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM EST on May 25, 2011, at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts 02451 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side